                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                         NAVIGANT INTERNATIONAL, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) AND 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------

     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------

     (3) Filing Party:

     -------------------------------------------------------------------------

     (4) Date Filed:

     -------------------------------------------------------------------------

                          NAVIGANT INTERNATIONAL, INC.
                            84 INVERNESS CIRCLE EAST
                            ENGLEWOOD, CO 80112-5314

                                 April 16, 2001

DEAR STOCKHOLDER:

   You are cordially invited to attend the 2001 Annual Meeting of Stockholders (the "Meeting") of Navigant International, Inc. to be held on Tuesday, May 15, 2001, at 9:00 a.m., Mountain Time, at the Navigant Corporate Headquarters, 84 Inverness Circle East, Englewood, Colorado 80112.

   At the Annual Meeting, the stockholders will be asked:

  1. To elect two Class III Directors to serve until the 2004 Annual Meeting of Stockholders and until their respective successors are elected and qualified.

  2. To ratify the appointment of our independent accounting firm.

   On the following pages you will find the formal Notice of Annual Meeting and Proxy Statement which will describe the matters to be presented at the Annual Meeting.

   The Board of Directors recommends that stockholders vote FOR the election of the nominated Directors and FOR ratification of appointment of the independent accountants.

   Your vote is important. Whether or not you plan to attend the Meeting, please mark, sign, date and return the proxy card in the enclosed envelope to American Stock Transfer & Trust Company as soon as possible so that your vote will be recorded. If you attend the Meeting, you may withdraw your proxy and vote your shares in person.

                                          Sincerely,

                                          /s/ Edward S. Adams
                                          --------------------------------

                                          Edward S. Adams
                                          Chairman of the Board and Chief
                                           Executive Officer

                          NAVIGANT INTERNATIONAL, INC.
                            84 INVERNESS CIRCLE EAST
                            ENGLEWOOD, CO 80112-5314

                               ----------------

                         NOTICE OF 2001 ANNUAL MEETING
                                OF STOCKHOLDERS
                            TO BE HELD MAY 15, 2001

                               ----------------

TO OUR STOCKHOLDER:

   The 2001 Annual Meeting of Stockholders (the "Meeting") of Navigant International, Inc., a Delaware corporation (the "Company"), will be held on Tuesday, May 15, 2001, at 9:00 a.m., Mountain Time, at the Navigant Corporate Headquarters, 84 Inverness Circle East, Englewood, Colorado 80112, for the following purposes:

(1) to elect two Class III directors to serve for a term of three years or until their successors are duly elected and qualified;

(2) to consider and vote upon a proposal to approve and ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants for 2001; and

(3) to consider such other matters as may properly come before the Meeting, and at any and all adjournments thereof.

   Only stockholders of record at the close of business on March 26, 2001 are entitled to notice of and to vote at the Meeting.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ Eugene A. Over, Jr.
                                          --------------------------------
                                          Name: Eugene A. Over, Jr.
                                          Title: Vice President, General
                                           Counsel and Secretary

Denver, Colorado
April 16, 2001


A PROXY CARD IS ENCLOSED. YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN. TO ASSURE THAT YOUR SHARES WILL BE VOTED AT THE MEETING, PLEASE COMPLETE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED, POSTAGE PREPAID, ADDRESSED ENVELOPE. NO ADDITIONAL POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

                          NAVIGANT INTERNATIONAL, INC.
                            84 INVERNESS CIRCLE EAST
                            ENGLEWOOD, CO 80112-5314

                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                            To be held May 15, 2001

                               ----------------

                              GENERAL INFORMATION

   The enclosed proxy is solicited by and on behalf of the Board of Directors of Navigant International, Inc., a Delaware corporation ("Navigant" or the "Company"), for use at the Company's 2001 Annual Meeting of Stockholders (the "Meeting") to be held at 9:00 a.m., Mountain Time, on Tuesday, May 15, 2001, at the Navigant Corporate Headquarters, 84 Inverness Circle East, Englewood, Colorado 80112, and at any and all adjournments thereof. This Proxy Statement and the accompanying form of proxy are first being mailed or given to the stockholders of the Company on or about April 16, 2001.

   The Company's Annual Report on Form 10-K (the "Annual Report"), which includes audited financial statements for the fiscal year ended December 31, 2000, is being mailed to stockholders of the Company simultaneously with this Proxy Statement.

                 INFORMATION CONCERNING SOLICITATION AND VOTING

   All voting rights are vested exclusively in the holders of the Company's common stock, $.001 par value per share (the "Common Stock"). Each share of the Common Stock is entitled to one vote. Cumulative voting in the election of directors is not permitted. Holders of a majority of shares entitled to vote at the Meeting, when present in person or by proxy, constitute a quorum. On March 26, 2001, the record date for stockholders entitled to vote at the Meeting, 12,000,467 shares of Common Stock were issued and outstanding.

   Proxies in the enclosed form will be effective if properly executed and returned prior to the Meeting in the enclosed envelope to American Stock Transfer & Trust Company, 6201 15th Avenue, Brooklyn, New York 11219. The Common Stock represented by each effective proxy will be voted at the Meeting in accordance with the instructions on the proxy. If no instructions are indicated on a proxy, all Common Stock represented by such proxy will be voted FOR election of the nominees named in the proxy as the Class III directors, FOR the approval and ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants for the 2001 fiscal year, and, as to any other matters of business which properly come before the Meeting, by the named proxies at their discretion.

   Any stockholder signing and mailing the enclosed proxy may revoke it at any time before it is voted by giving written notice of the revocation to the Company, by voting in person at the Meeting or by filing at the Meeting a later executed proxy.

   When a quorum is present, in the election of a director, the nominee having the highest number of votes cast in favor of his or her election will be elected to the Company's Board of Directors. With respect to any other matter which may properly come before the Meeting, unless a greater number of votes is required by law or by the Company's Certificate of Incorporation, a matter will be approved by the shareholders if the votes cast in favor of the matter exceed the votes cast in opposition.

   Abstentions and broker non-votes (i.e., shares held by brokers or nominees as to which the broker or nominee indicates on a proxy that it does not have discretionary authority to vote) will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Because abstentions will be counted for purposes of determining the shares present or represented at the Meeting and entitled to vote, abstentions will have the same effect as a vote "against" the approval and ratification of PricewaterhouseCoopers LLP as the Company's independent accountants. Abstentions on the election of the Class III directors will not have any effect on the election of the Class III directors. Broker non-votes on a particular matter are not deemed to be shares present and entitled to vote on such matter, and, assuming the presence of a quorum, will not affect whether any proposal is approved at the Meeting.

   The Company will pay the cost of soliciting proxies in the accompanying form. The Company has retained the services of American Stock Transfer & Trust Company to assist in distributing proxy materials to brokerage houses, banks, custodians and other nominee holders, and to distribute proxies to the registered shareholders of the Company and to collect proxies. The estimated cost of such services is the out-of-pocket expenses. Although there are no formal agreements to do so, proxies may also be solicited by officers and other regular employees of the Company by telephone, telegraph or by personal interview for which employees will not receive additional compensation. Arrangements also may be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to beneficial owners of the shares held of record by such persons, and the Company may reimburse such persons for reasonable out-of-pocket expenses incurred by them in so doing.

                 PROPOSAL ONE: ELECTION OF CLASS III DIRECTORS

General

   The Company's Certificate of Incorporation provides for the classification of the Company's Board of Directors. The Board of Directors, which currently is composed of five members, is divided into three classes. One class stands for re-election at each annual meeting of shareholders. The Board of Directors currently is classified into one Class I director (Vacant), two Class II directors (Ned A. Minor and D. Craig Young) and two Class III directors (Edward
S. Adams and Vassilios Sirpolaidis), whose terms will expire upon the election and qualification of directors at the annual meetings of stockholders held in 2002, 2003 and 2001, respectively. At each annual meeting of stockholders, directors will be elected by the stockholders of the Company for a full term of three years to succeed those directors whose terms are expiring. The powers and responsibilities of each class of directors are identical. All directors shall serve until their successors are duly elected and qualified, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

   Proxies cannot be voted for a greater number of persons than the number of nominees named therein. Unless authority to vote is withheld, the persons named in the enclosed form of proxy will vote the shares represented by such proxy for the election of the nominee for directors named below. If, at the time of the Meeting, the nominees shall have become unavailable for any reason for election as a director, the persons entitled to vote the proxy will vote for such substitute nominee, if any, as they determine in their discretion. If elected, the nominees will hold office until the year 2003 annual meeting of stockholders or until their successors are elected and qualified.

Class III Director Nominees

   Edward S. Adams and Vassilios Sirpolaidis have chosen to run for re-election as Class III directors. The Board of Directors unanimously recommends that the shareholders vote FOR their election as the Class III directors of the Company.

         Name                 Age            Position            Director Since
         ----                 ---            --------            --------------
   Edward S. Adams...........  50 Chairman of the Board, Chief        1998
                                  Executive Officer and Director
   Vassilios Sirpolaidis.....  53 Director                            1998

Continuing Directors

   The persons named below will continue to serve as directors of the Company until the annual meeting of stockholders in the year indicated below and until their successors are elected and take office. Stockholders are not voting on the election of the Class I and Class II directors. The following table shows the names, ages and positions of each continuing director.

                         Class I--Term Expires in 2002

   Vacant (1)

     (1) On May 5, 2000, Paul J. Blackney, the Class I director since June 1999, resigned. Under the Company's by laws, this vacancy will be filled by the affirmative vote of the Directors remaining in office.

                         Class II--Term Expires in 2003

       Name                                         Age Position Director Since
       ----                                         --- -------- --------------
   Ned A. Minor....................................  55 Director      1998
   D. Craig Young..................................  47 Director      1998

             PROPOSAL TWO: RATIFICATION OF INDEPENDENT ACCOUNTANTS

   The Audit Committee of the Board of Directors has selected the firm of PricewaterhouseCoopers LLP as independent accountants of the Company for the 2001 fiscal year, subject to the approval and ratification of stockholders. The Board of Directors unanimously recommends that stockholders vote to approve and ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants for 2001. PricewaterhouseCoopers LLP has served as the independent accountants of the Company since the Company's formation in February 1998. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Meeting, will have an opportunity to make a statement if they desire, and will be available to respond to appropriate questions.

   The affirmative vote of the holders of a majority of the shares present or represented at the Meeting and entitled to vote is needed to ratify the appointment of PricewaterhouseCoopers LLP as independent accountants of the Company for 2001. If the appointment is not approved, the matter will be referred to the Audit Committee for further review.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

   The following table sets forth the number and percentage of outstanding shares of the Company's Common Stock beneficially owned as of December 31, 2000, by (1) all persons known by the Company to own beneficially more than 5% of the Company's Common Stock, (2) each director and each executive officer of the Company, and (3) all directors and executive officers of the Company as a group. All persons listed below have sole voting and investment power with respect to their shares of Common Stock unless otherwise indicated.

                                                Number of Shares   Percent of
     Name and Address of Beneficial Owner      Beneficially Owned Class (1)(2)
     ------------------------------------      ------------------ ------------
Edward S. Adams (3)...........................       768,337           5.3%
C. Thomas Nulty (4)...........................       100,738             *
Robert C. Griffith (5)........................       188,475           1.3%
Neville D. E. Teagarden (6)...................         6,250             *
John S. Coffman (7)...........................        56,266             *
Regina Q. Keating (8).........................        39,277             *
Eugene A. Over, Jr. (7).......................        54,392             *
Paul Shamon (9)...............................         2,500             *
David F. Buskirk (10).........................         9,874             *
Fred L. Coward, III (11)......................           325             *
Jonathan P. Danforth (6)......................         6,250             *
Salvatore A. DeFranco (12)....................       105,000             *
Kelly L. Kuhn (13)............................         2,250             *
Gary Pearce...................................            --            --
Michael Simeone...............................            --            --
Todd R. Tarbert (11)..........................         2,000             *
M. Keith Taylor (6)...........................         7,650             *
Vassilios Sirpolaidis (14)....................       160,070           1.1%
Ned A. Minor (14).............................        12,000             *
D. Craig Young (14)...........................        14,100             *
All current executive officers and directors
 as a group (20 persons)(15)..................     1,535,754          10.6%
5% Stockholders
Douglas A. Hirsch.............................     1,069,000           7.4%
 c/o Seneca Capital, L.P.
 527 Madison Avenue, 11th Floor New York, NY
 10022

--------

* Less than 1%.

(1) Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options, warrants and convertible debentures currently exercisable or convertible, or exercisable or convertible within 60 days of December 31, 2000 are deemed outstanding for computing the percentage of the person or entity holding such securities but are not outstanding for computing the percentage of any other person or entity.

(2) Percentage of ownership is based on 12,026,879 shares of Common Stock, net of treasury stock, outstanding at December 31, 2000 and 2,438,325 shares of Common Stock subject to options, warrants and convertible debentures currently exercisable or convertible, or exercisable or convertible within 60 days of December 31, 2000. The shares subject to such options, warrants and convertible debentures held by a person or entity are deemed outstanding for computing the percentage of the person or entity holding such securities but are not outstanding for computing the percentage of any other person or entity.

(3) Includes 12,353 shares held by Marcono, LLC; Mr. Adams disclaims beneficial ownership of these shares except for his pecuniary interest therein and 603,198 shares of Common Stock which may be acquired upon exercise of options which are exercisable within 60 days following December 31, 2000. Excludes 373,334 shares of Common Stock which may be acquired upon exercise of options which are not exercisable within 60 days following December 31, 2000.

(4) Includes 97,538 shares of Common Stock which may be acquired upon exercise of options which are exercisable within 60 days following December 31, 2000. Excludes 102,462 shares of Common Stock which may be acquired upon exercise of options which are not exercisable within 60 days following December 31, 2000.

(5) Includes 178,871 shares of Common Stock which may be acquired upon exercise of options which are exercisable within 60 days following December 31, 2000. Excludes 93,333 shares of Common Stock which may be acquired upon exercise of options which are not exercisable within 60 days following December 31, 2000.

(6) Includes 6,250 shares of Common Stock which may be acquired upon exercise of options which are exercisable within 60 days following December 31, 2000. Excludes 18,750 shares of Common Stock which may be acquired upon the exercise of options which are not exercisable within 60 days following December 31, 2000.

(7) Includes 50,000 shares of Common Stock which may be acquired upon the exercise of options which are exercisable within 60 days following December 31, 2000.

(8) Includes 39,077 shares of Common Stock which may be acquired upon exercise of options which are exercisable within 60 days following December 31, 2000. Excludes 10,259 shares of Common Stock which may be acquired upon exercise of options which are not exercisable within 60 days following December 31, 2000.

(9) Includes 2,500 shares of Common Stock which may be acquired upon exercise of options which are exercisable within 60 days following December 31, 2000. Excludes 22,500 shares of Common Stock which may be acquired upon exercise of options which are not exercisable within 60 days following December 31, 2000.

(10) Includes 9,874 shares of Common Stock which may be acquired upon exercise of options which are exercisable within 60 days following December 31, 2000. Excludes 20,500 shares of Common Stock which may be acquired upon exercise of options which are not exercisable within 60 days following December 31, 2000.

(11) Excludes 25,000 shares of Common Stock which may be acquired upon exercise of options which are not exercisable within 60 days following December 31, 2000.

(12) Includes 25,000 shares of Common Stock which may be acquired upon exercise of options which are exercisable within 60 days following December 31, 2000.

(13) Includes 2,250 shares of Common Stock which may be acquired upon exercise of options which are exercisable within 60 days following December 31, 2000. Excludes 27,250 shares of Common Stock which may be acquired upon exercise of options which are not exercisable within 60 days following December 31, 2000.

(14) Includes 10,000 shares of Common Stock which may be acquired upon exercise of options which are exercisable within 60 days following December 31, 2000.

(15) Includes 1,107,058 shares of Common Stock which may be acquired upon exercise of options which are exercisable within 60 days following December 31, 2000. Excludes 755,888 shares of Common Stock which may be acquired upon exercise of options which are not exercisable within 60 days following December 31, 2000.

   There has been no change in control of the Company since the beginning of its last fiscal year, and there are no arrangements known to the Company, including any pledge of securities of the Company, the operation of which may at a subsequent date result in a change in control of the Company.

                        DIRECTORS AND EXECUTIVE OFFICERS

   The following table sets forth information as of December 31, 2000 concerning each of the current directors and executive officers of the Company. All directors serve until their successors are duly elected and qualified, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Officers are appointed by and serve at the discretion of the Company's Board of Directors.

             Name           Age                            Position
             ----           ---                            --------
   Edward S. Adams.........  50 Chairman of the Board, Chief Executive
                                Officer, and Director (2)
   C. Thomas Nulty.........  55 Chief Operating Officer and President
   Robert C. Griffith......  51 Chief Financial Officer and Treasurer
   Neville D. E.             37
    Teagarden..............     Chief Information Officer
   John S. Coffman.........  39 Vice President and Corporate Controller
   Regina Q. Keating.......  58 Vice President, Operations and President Rocky Mountain Region
   Eugene A. Over, Jr. ....  43 Vice President, General Counsel and Secretary
   Paul Shamon.............  37 Vice President, Marketing and Corporate Communications
   David F. Buskirk........  51 President, Southwest Region
   Fred L. Coward, III.....  62 President, Southeast Region
   Jonathan P. Danforth....  45 President, Cornerstone, a Navigant International Company
   Salvatore A. DeFranco...  44 President, Northeast Region
   Kelly L. Kuhn...........  35 President, North Central Region
   Gary Pearce.............  44 President, South Central Region
   Michael Simeone.........  49 President, Canadian Region
   Todd R Tarbert..........  39 President, FireVine, LLC
   M. Keith Taylor.........  39 President, Northwest Region
   Vassilios Sirpolaidis...  55 Director (2)
   Ned A. Minor............  53 Director (1)
   D. Craig Young..........  47 Director (1)

--------
(1) Term expires in 2003.
(2) Term expires in 2001.

Business Biographies

   Edward S. Adams has served as Chairman of the Board, Chief Executive Officer, and Director of the Company since February 1998. He served as President of the Company from February 1998 to May 1999. He has served as Chairman and Chief Executive Officer of Professional Travel Corporation ("PTC"), a subsidiary of the Company, since 1983, served as President of PTC from 1983 through April 1998, and as President of U.S. Office Products' Corporate Travel Services Division from January 1997 through June 9, 1998.

   C. Thomas Nulty has served as President and Chief Operating Officer of the Company since May 1999. He served as President of Associated Travel Services ("Associated") (a subsidiary of the Company since June 1997) from 1984 to 1999. He has over 30 years experience in the travel industry and is considered a recognized expert in the field. Mr. Nulty is frequently quoted in the Wall Street Journal and USA Today and appears as a regular guest on CNN an CNNfn where he comments on current aviation and travel industry developments. He also writes a weekly column, "The Business Traveler," for the American City Business Journal's chain of publications.

   Robert C. Griffith has served as Chief Financial Officer and Treasurer of the Company since February 1998. He has served as Chief Financial Officer of PTC since January 1997, and served as Chief Financial Officer of U.S. Office Products' Corporate Travel Services Division from January 1997 through June 9, 1998. Mr. Griffith served as Vice President of Finance and Administration of PTC from June 1993 through January

1997. Prior to joining PTC, Mr. Griffith served as Senior Manager and Area Director of IDS Tax and Business Services, a subsidiary of American Express, from September 1991 to June 1993. Before joining IDS, Mr. Griffith was employed by Deloitte & Touche. Mr. Griffith is licensed as a certified public accountant in the state of Colorado.

   Neville D. E. Teagarden has served as Chief Information Officer of the Company since November 1999. Prior to that, Mr. Teagarden served as Vice President of Information Systems for the Company from January 1999. Mr. Teagarden served as Manager and subsequently Director of Technology Architecture at Janus Capital Corporation, from May 1996 through January 1999. From 1989 through 1996, Mr. Teagarden worked for Advantage kbs, Inc, an information systems consulting firm. Mr. Teagarden has also performed research at the Massachusetts Institute of Technology ("MIT") Artificial Intelligence Laboratory. He received his degree in Computer Science and Engineering from MIT.

   John S. Coffman has served as Vice President, Corporate Controller of the Company since June 1998. Prior to that, Mr. Coffman was a senior manager in the business advisory group of Price Waterhouse LLP. Mr. Coffman began with Price Waterhouse in September 1984. Mr. Coffman is licensed as a certified public accountant in the state of Colorado.

   Regina Q. Keating has served as Vice President of Operations of the Company since October 1999, and Rocky Mountain Regional President since June 1999. Ms. Keating has also served as President of PTC since March 1998, and served as Chief Operating Officer of PTC from 1996 to 1999. She has worked for PTC since 1983. Ms. Keating was named one of the 200 Most Powerful Travel Women in Travel by Travel Agent Magazine in 1997, and has over 22 years experience in the travel industry. Ms. Keating has a Bachelor of Arts degree in English from the College of Charleston in Charleston, S.C.

   Eugene A. Over, Jr. has served as Vice President, General Counsel and Secretary of the Company since February 1998. He served as Legal Affairs and Administrative Officer of U.S. Office Product's Corporate Travel Service Division from December 1997 through June 9, 1998. Mr. Over was an attorney at Clanahan Tanner Downing & Knowlton, P.C. from December 1994 through November 1997.

   Paul Shamon has served as Vice President of Marketing and Corporate Communications for the Company since November 1999. Mr. Shamon served as President and Founder of the Denali Group, Inc. from July 1990 to October 1999. From February 1997 to August 1998, Mr. Shamon also served as President and Founder of the Colorado Children's Automobile Safety Association, Inc., and Vice President of Marketing for the John Costanza Institute of Technology, Inc. From November 1998 to August 1999, Mr. Shamon served as Vice President of Corporate Communications for Multum Information Services, Inc.

   David F. Buskirk has served as Southwest Regional President for the Company since June 1999, and as President of Associated from May 1999. Mr. Buskirk joined Associated in 1987 as Regional Vice President of Associated's San Diego Region, and was promoted to Vice President of Sales and Marketing in 1989. He served in that capacity until his promotion to Executive Vice President and Chief Operating Officer in May 1998. Mr. Buskirk has over 26 years experience in the travel industry and has served in several sales and marketing positions throughout his travel industry tenure.

   Fred L. Coward III has served as Southeast Regional President for the Company since October 1999 and as President of First Travelcorp, Inc., ("First Travelcorp") (a subsidiary of the Company since September 1999) from September 1999. Before that, Mr. Coward was Executive Vice President of First Travelcorp from 1991.

   Jonathan P. Danforth has served as President of Cornerstone Enterprises, Inc. ("Cornerstone") (a subsidiary of the Company since September 1999) since September 1991. Mr. Danforth was educated at Yale, studied in Switzerland and acquired his sales and marketing training from a Fortune 500 company.

   Salvatore A. DeFranco has served as Northeast Regional President for the Company since June 1999, and as President of McGregor Travel Management, Inc. ("McGregor") (a subsidiary of the Company since October 1997) since 1998. Mr. DeFranco joined McGregor in 1989 as Vice President of Sales, and became a co-owner and President of McGregor in 1992. In 1997, Mr. DeFranco was awarded Ernst & Young's "Entrepreneur of the Year" Award in the category of products and services.

   Kelly L. Kuhn has served as the North Central Regional President for the Company since February 2000. Ms. Kuhn has also served as the President and Chief Operations Officer of Arrington Travel Center, Inc. ("Arrington Travel") (a subsidiary of the Company since July 1998). Ms. Kuhn joined Arrington Travel in 1989 where she has held the key positions of Manager of Client and Industry Relations, Vice President of Operations, Senior Vice President, Executive Vice President and President and Chief Operating Officer. She received her Bachelor of Arts degree in Music from Northwestern University.

   Gary Pearce has served as South Central Regional President for the Company since June 1999, and as President of Atlas Travel Services (a subsidiary of the Company since July 1998) from 1993. Mr. Pearce has more than 23 years experience in the travel industry with a focus in sales and operations.

   Michael Simeone has served as the Company's Canadian Regional President since September 2000. Mr. Simeone has also served as the President of GTS Global Travel Solutions (a subsidiary of the Company since September 2000) since May 1995. He has over 10 years experience in the travel industry. Mr. Simeone has a M.B.A. and B.A. from York University, Toronto.

   Todd Tarbert has served as the President of FireVine, L.L.C., (a partially owned subsidiary of the company since September 1999). Previously Mr. Tarbert served as the President and Chief Executive Officer of Seattle-based Destinations.com, Inc. He also founded Synergies, Inc., a Seattle-based consulting firm, specializing in start up and growth oriented companies, including many Internet based ventures. Mr. Tarbert has a Bachelor of Arts degree in Political Science from the University of Washington and his juris doctorate from the University of Washington School of Law.

   M. Keith Taylor has served as Northwest Regional President for the Company since December 1999, and served as President of Mutual Travel , Inc. ("Mutual Travel") (a subsidiary of the Company since April 1997) from June 1999. Prior to that, Mr. Taylor was Chief Operating Officer and Executive Vice President of Mutual Travel from January 1999. Mr. Taylor served as Executive Vice President of Atlas Travel Service Ltd. ("Atlas") (a subsidiary of the Company since September 1997) from 1985 to 1989, before being promoted to President of Atlas in 1989. Mr. Taylor has a business administration degree from British Columbia Institute of Technology.

   Ned A. Minor has served as a director of the Company since June 9, 1998. Mr. Minor has served as Director, President and Vice-President of Minor & Brown, P.C., a private law firm, since 1977. Mr. Minor is a practicing attorney in the state of Colorado, specializing in the areas of general corporate law and mergers and acquisitions.

   Vassilios Sirpolaidis has served as a director of the Company since June 9, 1998. Mr. Sirpolaidis has served as Rocky Mountain Regional President of U.S. Office Products since April 1999. He has also served as President of Mile High Office Supply, Inc. ("Mile High") since 1978. U.S. Office Products acquired Mile High in July 1996. Mr. Sirpolaidis has also served as a District President of U.S. Office Products since August 1996 and as President of Arizona Office Products, a subsidiary of U.S. Office Products, since May 1997.

   D. Craig Young has served as a director of the Company since June 9, 1998. Mr. Young currently serves as Vice Chairman and Director of AT&T Canada. From June 1999 to June 2000, Mr. Young served as Vice Chairman, President and Director of AT&T Canada. Prior to assuming these roles, which occurred with the merger of MetroNet Communications and AT&T Canada, Mr. Young was President and Chief Executive Officer of MetroNet Communications, Canada's largest facilities-based competitive local exchange carrier

(CLEC), holding these positions from March 1998 to June 1999. From 1995 through 1998, Mr. Young served as the President and Chief Operating Officer of Brooks Fiber Properties, Inc. Mr. Young served from 1993 to 1995 as Vice President of Custom Business for Ameritech Corp., a telecommunications company based in Chicago, Illinois.

Certain Transactions

   On May 24, 1999, McGregor Travel Management, Inc., ("McGregor"), a subsidiary of the Company, leased certain real estate from DeFranco & Knight, LLC. Mr. DeFranco is a 50% owner of DeFranco & Knight, LLC. The lease is for a term of five years, and provides for annual rental payments starting at $180,000, increasing by $5,000 per year during the term of the lease. During the fiscal year ended December 31, 2000, McGregor paid approximately $334,000 to DeFranco and Knight, LLC under the lease.

   Mr. DeFranco is also a partner in an emergency travel service provider that contracts with McGregor to provide emergency travel service to clients of McGregor at a rate of $13.00 per emergency call. During the fiscal year ended December 31, 2000, McGregor paid approximately $588,000 to such emergency travel service provider.

Section 16 Reports

   Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires directors, executive officers and beneficial owners of more than 10% of the outstanding shares of the Company to file with the Securities and Exchange Commission reports regarding changes in their beneficial ownership of shares in the Company.

   Based solely upon a review of Forms 3, 4 and 5, and amendments thereto furnished to the Company, the following are persons who, at any time during the fiscal year, were a director, officer, beneficial owner of more than 10% of any class of equity securities of the Company registered pursuant to Section 12 of the Exchange Act, or any other person subject to Section 16 of the Exchange Act, that failed to file on a timely basis, as disclosed in the above Forms, reports required by Section 16(a) of the Exchange Act during the most recent and prior fiscal years:

                                       Number
                                       of Late
     Person                            Reports Transactions
     ------                            ------- ------------
     Edward S. Adams..................     1         0
     Robert C. Griffith...............     1         0
     Eugene A. Over, Jr. .............     1         0
     John S. Coffman..................     1         0
     M. Keith Taylor..................     1         0

   There are no known failures to file a required Form 3, 4 or 5 and during the most recent fiscal year.

   As of March 15, 2001, based solely upon a review of Form 3, 4 and 5, and amendments thereto furnished to the Company, all directors and officers have filed all forms required to be filed in the current fiscal year.

Directors' Meetings and Committees

   The entire Board of Directors met nine (9) times during the year ended December 31, 2000. Each incumbent director except Paul J. Blackney (Mr. Blackney resigned from the Board effective May 5, 2000; his position will be filled by the Board under the Company's by-laws) attended at least 90% of the board meetings. The Company's Board of Directors has appointed an Audit Committee and a Compensation Committee.

 Audit Committee

   The Audit Committee has as its primary responsibilities the recommendation of an independent public accountant to audit the annual financial statements of the Company, the review of internal and external audit functions, the review of internal accounting controls, the review of annual financial statements, and a review at its discretion of compliance with corporate policies and codes of conduct. The Audit Committee is comprised of outside directors. The current members of the Audit Committee are Messrs. Sirpolaidis, Minor and Young. The Audit Committee met four (4) times during the fiscal year ended December 31, 2000.

                         REPORT OF THE AUDIT COMMITTEE

   In conjunction with the December 31, 2000 financial statements, the Audit Committee (1) reviewed and discussed the audited financial statements with management; (2) discussed with the independent accountants the matters required by Statement of Auditing Standards No. 61; and (3) reviewed and discussed with the independent accountants the matters required by Independence Standards Board Statement No. 1 and considered the compatibility of non-audit services with the independent accountant's independence.

   The committee discussed with the Company's independent accountants the overall scope and plans for their audit. The committee meets with the independent accountants, with and without management present, to discuss the results of their examination, their evaluation of the Company's internal controls, and the overall quality of the Company's financial reporting. The Company incurred the following fees for services performed by PricewaterhouseCoopers LLP for the fiscal year ended December 31, 2000:

   Audit Fees......................................................... $153,000
   Financial Information Systems Design and Implementation Fees.......       --
   All Other Fees.....................................................  713,000
                                                                       --------
                                                                       $866,000
                                                                       ========

   All other fees are primarily comprised of fees for services related to due diligence for potential acquisitions and tax consulting.

   In reliance on the reviews and discussions referred to above, the committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Company's Annual Report on form 10-K for the fiscal year ended December 31, 2000 for filing with the Securities and Exchange Commission. The committee and the Board have also recommended, subject to shareholder approval, the selection of the Company's independent accountants.

 Compensation Committee

   The Compensation Committee determines officers' salaries and bonuses and administers the grant of stock options and other awards pursuant to the Plan. The Compensation Committee is comprised of outside directors. The current members of the Compensation Committee are Messrs. Sirpolaidis, Minor, and Young. The Compensation Committee met five (5) times during the fiscal year ended December 31, 2000.

                      DIRECTOR AND EXECUTIVE COMPENSATION

Director Compensation

   Non-management directors are compensated with $10,000 of airline tickets and other travel accommodations for their services as directors. In addition, such directors are paid $2,500 in cash for each committee of the Board of Directors on which they serve and may be granted stock options under the Plan. Non-management directors will also be reimbursed for all out-of-pocket expenses related to their service as directors.

Executive Compensation

 Summary Compensation

   The following table sets forth information with respect to the compensation paid by all persons for services rendered to the Company and its subsidiaries during the fiscal years ended December 31, 2000, December 26, 1999 and December 27, 1998 to the Chief Executive Officer and to the other four most highly compensated officers of the Company (the "Named Officers").

                          Summary Compensation Table

                                          Annual Compensation
                                          --------------------
                                                                  All Other
    Name and Principal Position      Year   Salary     Bonus   Compensation (1)
    ---------------------------      ---- ---------- --------- ---------------
Edward S. Adams..................... 2000 $  300,000        --     $10,006
 Chairman of the Board, Chief        1999    300,000        --       8,544
 Executive Officer, And Director     1998    295,260        --       8,873
Salvatore A. DeFranco (2)........... 2000    250,000        --          --
 President, Northeast Region         1999    255,752        --          --
                                     1998    236,272        --          --
Robert C. Griffith.................. 2000    225,000        --       6,587
 Chief Financial Officer and         1999    215,385        --       5,256
 Treasurer                           1998    188,333        --       5,458
C. Thomas Nulty (3)................. 2000    260,000        --          --
 President and Chief Operating       1999    225,632    84,516       2,077
 Officer                             1998    327,377        --          --
Gary Pearce (4)..................... 2000    225,000        --       6,000
 President, South Central Region     1999    186,000   100,000       6,000
                                     1998     75,000        --       3,000

--------
(1) Represents automobile expenses paid by the Company.

(2) Mr. DeFranco became an employee of the Company in October of 1997, with the acquisition of McGregor Travel Management, Inc. Mr. DeFranco became an officer of the Company on June 9, 1999.

(3) Mr. Nulty became the President and Chief Operating Officer of the Company on May 17, 1999. Prior to that, Mr. Nulty was President of Associated, a subsidiary of the Company. Associated became a subsidiary of the Company in June of 1997. Consequently, Mr. Nulty's 1999 salary includes 5 months of salary from Associated.

(4) Mr. Pearce became an employee of the Company in July of 1998 with the acquisition of Atlas Travel Services, LLC. Mr. Pearce became an officer of the company in June 1999.

Option/SAR Grants

   No options or SARs were granted to the Named Officers during the fiscal year ended December 31, 2000.

Option Exercises and Holdings

   The following table sets forth certain information regarding option exercises and unexercised options held by the Named Officers at December 31, 2000.

       Aggregated Option Exercises in Fiscal Year Ended December 31, 2000
                     and Fiscal Year-End 2000 Option Values

                                                    Number of Unexercised     Value of Unexercised
                                                       Options Held at       In-the-Money Options at
                                                      December 31, 2000     December 31, 2000(1) (3)
                                                  ------------------------- -------------------------
                            Shares
                           Acquired      Value
          Name            on Exercise Realized($) Exercisable Unexercisable Exercisable Unexercisable
          ----            ----------- ----------- ----------- ------------- ----------- -------------
Edward S. Adams (2).....       --          --       603,198      373,334           --           --
(3)                            --          --        52,778           --           --           --
C. Thomas Nulty (2).....       --          --        97,538      102,462      $98,400      $39,360
(3)                            --          --        16,667           --           --           --
Robert C. Griffith (2)..       --          --       178,871       93,333           --           --
(3)                            --          --        16,667           --           --           --
Salvatore A. DeFranco
 (2)....................       --          --        25,000           --           --           --
Gary Pearce (2).........       --          --            --           --           --           --

--------
(1) The in-the-money value of unexercised options is equal to the excess of the per share market price of the Company's common stock at December 31, 2000 over the per share exercise price multiplied by the number of unexercised options.

(2) Reflects options in the Company's common stock.

(3) Reflects common unit options granted by the Company's subsidiary, FireVine, LLC. The in-the-money value of unexercised common unit options utilizes a market price of $10 at December 31, 2000, which reflects management's best estimate of market price a third party would have paid at December 31, 2000 given recent market conditions of similar publicly traded companies.

1998 Stock Incentive Plan

   The Company has adopted the 1998 Stock Incentive Plan (the "Plan"). The purpose of the Plan is to promote the long-term growth and profitability of the Company by providing employees with incentives to improve stockholder value and contribute to the growth and financial success of the Company. The Plan also allows the Company to attract, retain and reward highly motivated and qualified employees. The maximum percentage of shares of Common Stock that may be issued with respect to awards granted under the Plan is 30% of the outstanding Common Stock. The maximum number of shares that may be issued with respect to awards granted under the Plan to an individual in a calendar year may not exceed 1,100,000 shares. The Compensation Committee of the Board of Directors administers the Plan. All employees of the Company and its subsidiaries, as well as non-employee directors of the Company, are eligible to receive awards under the Plan. The Plan authorizes the Compensation Committee to make awards of stock options, restricted stock and other stock-based awards. The Compensation Committee will determine the prices, vesting schedules, expiration dates and other material conditions under which such awards may be exercised.

Employment Contracts and Related Matters

   On July 25, 2000, Mr. Adams and the Company entered into an Amended and Restated Employment Agreement. This Agreement sets Mr. Adams' base annual compensation at $300,000. In addition, Mr. Adams is entitled to receive such perquisites and benefits as are customarily provided by the Company to its employees, and an annual bonus as determined by the Company's Board of Directors. Mr. Adams also receives an automobile allowance in the sum of $1,000 per month, plus the reasonable costs of operating and maintaining such automobile. In addition, Mr. Adams may seek reimbursement for various expenses, including club dues, membership fees, financial planning or tax assistance, but such reimbursement cannot exceed $10,000 per year. The Agreement terminates upon Mr. Adams' death, or disability, and the Company may terminate it for cause, or without cause. Either the Company or Mr. Adams may terminate the Agreement upon a change-of-control; except that Mr. Adams may only terminate his Agreement if the change-in-control alters his title, responsibility, location, base pay, or benefits to Mr. Adams' detriment. Upon death or a termination for cause, the Company is not obligated to pay any further amounts to Mr. Adams. Upon termination without cause or due to disability, Mr. Adams is entitled to receive his base salary, bonuses, and health and dental benefits for eighteen months from the date of termination. If the Agreement is terminated by either party due to a change-of-control, Mr. Adams is entitled to receive his base salary, bonuses, and health and dental benefits for three years from the date of termination. The Agreement also prohibits Mr. Adams from engaging in certain activities deemed competitive with the Company or its affiliates during his employment with the Company and a period equal to the time during which Mr. Adams is receiving payments from the Company. In the case of a termination by the Company for cause, or by Mr. Adams for any reason, the non-competition period is fixed at three years.

   On May 17, 1999, Mr. Nulty entered into an employment agreement with the Company for a term of two years. On January 22, 2001, the Agreement was amended to provide that it will terminate upon Mr. Nulty's death or disability and to allow the Company to terminate it with, or without, cause. The agreement provides that Mr. Nulty is entitled to receive minimum annual compensation of $260,000. In addition, Mr. Nulty is entitled to receive incentive bonuses as determined by the Company's Board of Directors, accommodations in the Denver metropolitan area, reasonable costs of an automobile for Mr. Nulty's use in the Denver metropolitan area, commuting expenses for travel between Mr. Nulty's home in Orange County, California, and the Denver metropolitan area, the stock options disclosed above, and all other perquisites and benefits customarily provided by the Company to its employees. In the event that Mr. Nulty's employment is terminated for any reason other than cause, Mr. Nulty's employment agreement provides that Mr. Nulty is entitled to receive his base salary and medical benefits for twenty-four months from the date of termination. The agreement further provides that Mr. Nulty is entitled to receive his base salary and medical benefits for twenty-four months following a change-of-control in the Company, if Mr. Nulty terminates his employment as a result of such change-of-control. The employment agreement also prohibits Mr. Nulty from engaging in certain activities deemed competitive with the Company or its affiliates during the duration of his employment with the Company and for the period of two years thereafter.

   On July 25, 2000, Mr. Griffith and the Company entered into an Amended and Restated Employment Agreement. This Agreement sets Mr. Griffith's base annual compensation at $225,000. In addition, Mr. Griffith is entitled to receive such perquisites and benefits as are customarily provided by the Company to its employees, and an annual bonus pursuant to the Company's incentive bonus plan or otherwise. Mr. Griffith also receives an automobile allowance in the sum of $700 per month, plus the reasonable costs of operating and maintaining such automobile. In addition, Mr. Griffith may seek reimbursement for various expenses, including club dues, membership fees, financial planning or tax assistance, but such reimbursement cannot exceed $5,000 per year. The Agreement terminates upon Mr. Griffith's death, or disability, and the Company may terminate it for cause, or without cause. Either the Company or Mr. Griffith may terminate the Agreement upon a change-of-control; except that Mr. Griffith may only terminate his Agreement if the change-of-control alters his title, responsibility, location, base pay, or benefits to Mr. Griffith's detriment. Upon death or a termination for cause, the Company is not obligated to pay any further amounts to Mr. Griffith. Upon termination without cause or due to disability, Mr. Griffith is entitled to receive his base salary, bonuses, and health and dental benefits for one year from the date of termination. If the Agreement is terminated by either party due to a change-of-control, Mr. Griffith is entitled to receive his base salary, bonuses, and health and dental benefits for two years from the date of termination. The Agreement also prohibits Mr. Griffith from engaging in certain activities deemed competitive with the Company or its affiliates during his employment with the Company and a period equal to the time during which Mr. Griffith is receiving payments from the Company. In the case of a termination by the Company for cause, or by Mr. Griffith for any reason, the non-competition period is fixed at two years.

   On July 24, 1998, Mr. Pearce entered into an Employment Agreement with Atlas Travel Services, Ltd., a subsidiary of the Company. On December 28, 1998, the Agreement was assigned to Atlas Travel G.P. Inc. ("Atlas G.P."), another subsidiary of the Company, as part of the restructuring of the Company's operations in Texas. On July 24, 1999, the Agreement was amended. As amended, the Agreement provides for a term of two years, and allows Atlas G.P. to extend it for one further year. The Agreement entitles Mr. Pearce to receive minimum annual compensation of $225,000, plus such performance based incentive bonuses as provided to other senior regional executives of the Company. In addition, Mr. Pearce is entitled to receive all perquisites and benefits customarily provided by the Company to its employees and reimbursement for the actual cost of leasing an automobile for business use (not to exceed $550 per month). If Mr. Pearce's employment is terminated as a result of disability or without cause, Mr. Pearce is entitled to receive his base salary for the lesser of (1) three months from termination, or (2) the remaining term of the Agreement (subject to a right of offset if Mr. Pearce secures other employment in the period that payment is continuing under the Agreement). The Agreement also prohibits Mr. Pearce from engaging in certain activities deemed competitive with the Company or its affiliates during his employment for the larger of (1) two years after termination, or (2) the period during which Mr. Pearce is receiving payments of his base salary under the Agreement.

 Compensation Committee Interlocks and Insider Participation

   The Compensation Committee is charged with determining the compensation of all executive officers. The current members of the compensation committee are Messrs. Sirpolaidis, Minor, and Young. No member of the Compensation Committee has ever been an officer of the Company or any of its subsidiaries.

 Compensation Committee Report on Executive Compensation

   The following report is submitted by the Compensation Committee, pursuant to rules established by the Securities and Exchange Commission, and provides certain information regarding compensation of the Company's executive officers.

            Compensation Committee Report on Executive Compensation

   The Compensation Committee establishes and reviews the compensation of the Company's executive officers: Mr. Adams, Mr. Nulty, Mr. Griffith, Ms. Keating, Mr. Shamon, Mr. Teagarden, Mr. Coffman and Mr. Over. The Compensation Committee's goal is to design executive compensation packages that reward the achievement of both short-term and long-term objectives of the Company, and which are comparable to the packages available to similarly placed executives within the corporate travel management industry and within companies of similar size as the Company.

   Compensation Policy. The basic components of executive compensation are base salary, expense allowances, bonuses, and options. Base salary and expense allowances are set in light of prevailing salaries and allowances for similarly placed executives within the corporate travel management industry. Bonuses and the award of options reward the achievement of the Company's short-term and long-term objectives.

   Long Term Incentives. The Compensation Committee believes that the grant of stock options is an appropriate method of compensating executives for the long-term performance of the Company. The grant of stock options is intended to reward these executives for their efforts in contributing to the dramatic growth of the Company's business and to motivate the executives to continue to contribute to such growth. Moreover, the Compensation Committee believes it was appropriate to grant options at the levels granted during the 2000 and 1999 fiscal years in order to attract and retain executive officers of the caliber of these individuals.

   Additional Bonus. The Compensation Committee believes that the award of bonuses is an appropriate way to compensate executives for a significant contribution to the Company's objectives, or for the attainment of results beyond expectations. The Compensation Committee did not recommend any bonuses for any of the executive officers. Nevertheless, bonuses may be considered by the Compensation Committee in the future as appropriate.

   Chief Executive Officer Compensation for Fiscal Year 2000. Mr. Adams' compensation in the previous fiscal year consisted of base salary, expense allowances and previously granted options to purchase the Company's Common stock:

   Mr. Adams' base salary was set in June of 1998, and was based primarily on prevailing salaries in the corporate travel management industry. The Compensation Committee also considered the increased duties and responsibilities Mr. Adams would have to undertake following the Travel Distribution. In the 2000 fiscal year, Mr. Adams' base salary was not increased.

   Mr. Adams' expense allowance was also set in June of 1998, and was based on prevailing allowances in the corporate travel management industry. This allowance was not increased in the previous fiscal year.

   Prior to the Travel Distribution, and as part of his employment agreement with U.S. Office Products, Mr. Adams was awarded options to purchase U.S. Office Products common stock. In connection with the Travel Distribution, on June 10, 1998, Mr. Adams was awarded 376,500 options to purchase the Company's Common Stock. These options were awarded to compensate Mr. Adams for his efforts in the rapid growth of the Company and to motivate Mr. Adams to continue to contribute to that growth.

   Since setting Mr. Adams' initial compensation, the Compensation Committee has not authorized any further compensation increases. No further options were granted in the previous fiscal year.

                                          COMPENSATION COMMITTEE

                                          Vassilios Sirpolaidis
                                          Ned A. Minor
                                          D. Craig Young

 Performance Graph

   The following graph compares the stock price performance of the Company's common stock for the period beginning June 9, 1998, the date of the Company's initial public offering, and ending December 31, 2000, with the cumulative total return for the same period of (i) the Russell 2000 and (ii) a selected peer group. These comparisons assume an investment of $100 at the beginning of the period and the reinvestment of dividends paid during the period, if applicable.

   Note: Management cautions that the stock price performance information shown in the graph below may not be indicative of current stock price levels or future stock price performance.

                  Measurement                 Peer     Russell
                     Point       Navigant    Group      2000
                  -----------    --------    -----     -------
                     6/9/98        $100       $100      $100
                    9/30/98          67         80        80
                   12/27/98          63         76        90
                    3/28/99          67         78        87
                    6/27/99          88         71        98
                    9/26/99          84         71        93
                   12/26/99         131         65       107
                    3/26/00         110         50       126
                    6/25/00         101         42       112
                    9/24/00         117         41       114
                   12/31/00          90         36       106

   The peer group selected by the Company consists of companies active in certain sectors of the travel service industry, and which are publicly held. The Company believes that each company within the peer group is the largest publicly traded company in its respective sector. The Company believes that, within its industry class, the assembly of a peer group is difficult because the Company primarily competes with companies engaged in the corporate travel management sector of the travel service industry, but which are not publicly traded. The following companies comprise the peer group: Global Vacation Group, Inc., Ambassadors International, Inc. and Expedia, Inc.

                             STOCKHOLDERS PROPOSALS

   Stockholder proposals for inclusion in the Company's proxy materials relating to the next annual meeting of shareholders must be received by the Company on or before January 18, 2002.

                        2000 ANNUAL REPORT ON FORM 10-K

   THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2000 ACCOMPANIES THIS PROXY STATEMENT, AND WAS FILED ELECTRONICALLY WITH THE SECURITIES AND EXCHANGE COMMISSION. STOCKHOLDERS WHO WISH TO OBTAIN, WITHOUT CHARGE, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K (WITHOUT EXHIBITS) SHOULD ADDRESS A WRITTEN REQUEST TO NAVIGANT INTERNATIONAL, INC., ATTENTION:
JUDY WILLIAMS, 84 INVERNESS CIRCLE EAST, ENGLEWOOD, CO 80112-5314. THE COMPANY WILL PROVIDE COPIES OF THE EXHIBITS TO THE FORM 10-K UPON PAYMENT OF A REASONABLE FEE.

                                 OTHER BUSINESS

   As of the date of this Proxy Statement, management was not aware of any business not described above would be presented for consideration at the Meeting. If any other business properly comes before the Meeting, it is intended that the shares represented by proxies will be voted in respect thereto in accordance with the judgment of the persons voting them.

   The above Notice and Proxy Statement are sent by order of the Board of Directors.


                                          /S/ EUGENE A. OVER, JR.
                                          _________________________________

                                          EUGENE A. OVER, JR.
                                          Vice President, General Counsel and
                                           Secretary

Denver, Colorado
April 16, 2001

                          NAVIGANT INTERNATIONAL, INC.

                   AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

                                    CHARTER

I.PURPOSE

   The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information provided by the Company to any governmental body or the public; the Company's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and the Company's auditing, accounting and financial reporting processes generally. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Company's policies, procedures and practices at all levels. The Audit Committee's primary duties and responsibilities are to:

  .Serve as an independent and objective party to monitor the Company's financial reporting process and internal control system.

  .Review and appraise the audit efforts of the Company's independent accountants and internal auditing department.

  .Provide an open avenue of communication among the independent accountants, financial and senior management, the internal auditing department, and the Board of Directors.

   The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV. of this Charter.

II.COMPOSITION

   The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. "Independent director" means a person other than an officer or employee of the Company or its subsidiaries or any other individual having a relationship which, in the opinion of the Company's board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director." All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Company or an outside consultant.

   The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

III.MEETINGS

   The Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet at least annually with management, the director of the internal auditing department and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee or at least its Chair should meet with the independent accountants and management quarterly to review the Company's financials consistent with IV.4. below.

IV.RESPONSIBILITIES AND DUTIES

   To fulfill its responsibilities and duties the Audit Committee shall:

Documents/Reports Review

1. Review and update this Charter periodically, at least annually, as conditions dictate.

2. Review the organization's annual financial statements and any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion, or review rendered by the independent accountants.

3. Review the regular internal reports to management prepared by the internal auditing department and management's response.

4. Review with financial management and the independent accountants the 10-Q prior to its filing or prior to the release of earnings. The Chair of the Committee may represent the entire Committee for purposes of this review.

Independent Accountants

5. Recommend to the Board of Directors the selection of the independent accountants, considering independence and effectiveness and approve the fees and other compensation to be paid to the independent accountants. On an annual basis, the Committee should review and discuss with the accountants all significant relationships the accountants have with the Company to determine the accountants' independence.

6. Review the performance of the independent accountants and approve any proposed discharge of the independent accountants when circumstances warrant.

7. Periodically consult with the independent accountants out of the presence of management about internal controls and the fullness and accuracy of the organization's financial statements.

Financial Reporting Processes

8. In consultation with the independent accountants and the internal auditors, review the integrity of the organization's financial reporting processes, both internal and external.

9. Consider the independent accountants' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

10. Consider and approve, if appropriate, major changes to the Company's auditing and accounting principles and practices as suggested by the independent accountants, management, or the internal auditing department.

Process Improvement

11. Establish regular and separate systems of reporting to the Audit Committee by each of management, the independent accountants and the internal auditors regarding any significant judgments made in management's preparation of the financial statements and the view of each as to appropriateness of such judgments.

12. Following completion of the annual audit, review separately with each of management, the independent accountants and the internal auditing department any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

13. Review any significant disagreement among management and the independent accountants or the internal auditing department in connection with the preparation of the financial statements.

14. Review with the independent accountants, the internal auditing department and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented. (This review should be conducted at an appropriate of time subsequent to implementation of changes or improvements, as decided by the Committee.)

Ethical and Legal Compliance

15. Establish, review and update periodically a Code of Ethical Conduct and ensure that management has established a system to enforce this Code.

16. Review management's monitoring of the Company's compliance with the organization's Ethical Code, and ensure that management has the proper review system in place to ensure that Company's financial statements, reports and other financial information disseminated to governmental organizations, and the public satisfy legal requirements.

17. Review activities, organizational structure, and qualifications of the internal audit department.

18. Review, with the Company's counsel, legal compliance matters including corporate securities trading policies.

19. Review with the Company's counsel, any legal matter that could have a significant impact on the organization's financial statements.

20. Perform any other activities consistent with this Charter, the Company's By-laws and governing law, as the Committee or the Board deems necessary or appropriate.

PROXY                                                                      PROXY

Proxy Solicited by the Board of Directors for the Annual Meeting of Stockholders
                            To be held May 15, 2001

The undersigned hereby appoints Edward S. Adams and Eugene A. Over, Jr., and each of them, proxies of the undersigned, with full power of substitution, to vote all shares of common stock of Navigant International, Inc., which the undersigned is entitled to vote, at the Annual Meeting of Stockholders (the "Meeting") to be held on Tuesday, May 15, 2001, at 9:00 a.m., Mountain Time, at the Navigant Corporate Headquarters, 84 Inverness Circle East, Englewood, Colorado 80112, and at any and all adjournments thereof for the following purposes:

(1)   Election of Class III directors:

____  FOR the nominee listed below (except as marked to the contrary below)

____  WITHHOLD AUTHORITY to vote for the nominee listed below

Edward S. Adams

____  FOR the nominee listed below (except as marked to the contrary below)

____  WITHHOLD AUTHORITY to vote for the nominee listed below

Vassilios Sirpolaidis

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THE NOMINEE'S NAME ON THE LINE IMMEDIATELY BELOW.)

____________________________________________________________

(2) Approval and Ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants for the 2001 fiscal year:

     FOR ____________        AGAINST ____________           ABSTAIN _________

(3) In their discretion, the proxies are authorized to vote upon such other business as properly may come before the Meeting.

(back of card)

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS INDICATED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AT THE MEETING "FOR" ELECTION OF THE NOMINEES FOR DIRECTOR AS SELECTED BY THE BOARD OF DIRECTORS AND "FOR" APPROVAL AND RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement furnished therewith. The undersigned hereby revokes any proxies given prior to the date reflected below.


                              Dated

                              _________________________________, 2001

                              _______________________________________
                              SIGNATURE OF STOCKHOLDER

                              _______________________________________
                              SIGNATURE OF STOCKHOLDER

                              _______________________________________
                              TITLE (If signing as attorney, executor, administrator, Trustee, guardian or corporate official)

                              Please complete, date and sign exactly as your name appears hereon. If shares are held jointly, each holder should sign. When signing as attorney, executor, administrator, trustee, guardian or corporate official, please add your title.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. PLEASE SIGN AND RETURN THIS PROXY IN THE ENCLOSED, SELF-ADDRESSED ENVELOPE TO AMERICAN STOCK TRANSFER AND TRUST COMPANY, AS AGENT FOR THE COMPANY. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.